EXHIBIT 99.1

CUSIP NUMBER:

LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK WITH RESPECT TO THE EXCHANGE OFFER REGARDING THE 7½% SENIOR SECURED NOTES DUE 2014 ISSUED BY B.F. SAUL REAL ESTATE INVESTMENT TRUST

THE EXCHANGE OFFER WILL EXPIRE AT          PM, WASHINGTON, DC TIME, ON                     , 2004

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated                     , 2004 (the “Prospectus”) of B.F. Saul Real Estate Investment Trust, a Maryland real estate investment trust (the “Trust”) with respect to the Trust’s exchange offer set forth therein (the “Exchange Offer”). I understand that the exchange offer must be accepted on or prior to          PM, Washington, DC time, on                     , 2004.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the 7½% Senior Secured Notes due 2014 (the “Old Notes”) held by you for the account of the undersigned. The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$         of the 7½% Senior Secured Notes due 2014

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[  ] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD NOTES TO BE TENDERED, IF ANY):

$

[  ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that

(i)	the undersigned’s principal residence is in the state of (FILL IN STATE),

(ii)	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the undersigned,

(iii)	the person receiving the exchange notes is not participating in and does not intend to participate in a distribution of the exchange notes,

(iv)	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes,

(v)	neither the undersigned nor any such other person is an “affiliate” of the Trust within the meaning of Rule 405 under the Securities Act and

(vi)	if the undersigned or any other such person is a broker-dealer, the person receiving such notes will receive exchange notes for its own account, acquired the exchange notes as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus in connection with any resale of your exchange notes.

(b) to agree, on behalf of the undersigned, as set forth in the Prospectus; and

(c) to take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone number:

Tax Identification or Social Security Number:

Date: